Exhibit 10.16

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”) is made and entered as of June 26, 2008, by and among Express Parent LLC, a Delaware limited liability company (“Parent”), Express Topco LLC, a Delaware limited liability company (“Topco”), Express Holding, LLC, a Delaware limited liability company (“Holding”), and the persons and entities listed on Schedule I attached hereto (each, a “Securityholder,” and collectively, the “Securityholders”).

WHEREAS, each of the Securityholders is an owner of such number and type of issued and outstanding equity interests of Express Holding, LLC, a Delaware limited liability company, as are set forth opposite the name of such Securityholder on Schedule I attached hereto (the “Contributed Securities”).

WHEREAS, the parties hereto desire that each Securityholder shall contribute transfer, assign and deliver to Parent, and Parent shall accept, assume and receive from such Securityholder, as a contribution to its capital, all right, title and interest in and to the Contributed Securities in exchange for issuance by Parent to such Securityholder of an equivalent number and type of Parent’s equity interests as indicated on Schedule I attached hereto (the “Parent Securities”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Contribution. Each Securityholder hereby contributes, transfers, assigns and delivers to Parent, and Parent hereby accepts, acquires, assumes and receives from such Securityholder, as a contribution to its capital, all right, title and interest in and to the Contributed Securities indicated opposite the name of such Securityholder under the caption “Contributed Securities” on Schedule I attached hereto, in exchange for the issuance by Parent to such Securityholder of the Parent Securities indicated opposite the name of such Securityholder under the caption “Parent Securities” on Schedule I hereto. The amount of the capital contributions with respect to the Parent Securities are set forth on Schedule I to the Limited Liability Company Agreement of Parent dated as of the date hereof (the “Parent LLC Agreement”). Each Securityholder has contemporaneously herewith executed and delivered a copy of the Parent LLC Agreement, which is attached hereto as Exhibit A. The Securityholders agree that the initial Board of Managers of Parent shall be identical to the Board of Managers of Holding as of the date hereof.

2. Restricted and Pledged Interests.

(a) Pledged Interests. Michael A. Weiss (“Weiss”) hereby acknowledges and agrees that the Parent Securities issued to Weiss hereunder are subject in all respects to the terms of that certain Pledge Agreement, dated July 6, 2007, between Holding and Weiss (the “Pledge Agreement”) as Pledged Interests (as defined in the Pledge Agreement).

(b) Executive Unit Purchase Agreement. Each of (i) Weiss, (ii) the Weiss Family 2008 Irrevocable Trust Alpha under Agreement with Michael A. Weiss, as Grantor, dated March 13, 2008, (iii) the Weiss Family 2008 Irrevocable Trust Beta under Agreement with Michael A. Weiss, as Grantor, dated March 13, 2008, (iv) the Weiss Descendants 2008 Irrevocable Trust under Agreement with Michael A. Weiss, as Grantor, dated March 13, 2008, and (v) Arlene Weiss (collectively, the “Weiss Group”) hereby acknowledges and agrees that the Parent Securities issued to such member of the Weiss Group hereunder are subject in all respect to the terms of that certain Executive Unit Purchase Agreement, dated as of July 6, 2007, between Holding and Weiss (the “Executive Unit Purchase Agreement”); provided that all references in the Executive Unit Purchase Agreement to “Holding” and the “Amended and Restated Limited Liability Agreement of Holding” shall hereafter be deemed to be a reference to “Parent” and the “Parent LLC Agreement”, respectively.

3. Addition of Parent and Topco to Certain Agreements. In order to reflect the fact that each of Parent and Topco are now part of the Express family of companies, each of Parent and Topco shall be deemed to be joint and several obligors together with each of Holding and Express, LLC (as the case may be) pursuant to each of that certain Unconditional Guaranty, dated as of July 6, 2007, made by Holding in favor of the Limited Entities (as defined therein) and that certain Advisory Agreement, dated as of July 6, 2007, among Holding, Express, LLC, and the other party thereto. Each of the counterparties to the aforementioned agreements (including each of the Limited Entities) shall be intended third party beneficiaries of this Agreement.

4. Representations and Warranties of Parent, Topco and Holding. As a material inducement to the Securityholders to enter into this Agreement and perform their obligations hereunder, each of Parent, Topco and Holding hereby represents and warrants to the Securityholders as of the date hereof as follows:

(a) Organization and Corporate Power. Each of Parent, Topco and Holding is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent, Topco and Holding possesses all requisite corporate power and authority to carry out the transactions contemplated by this Agreement.

(b) Capitalization. As of the date hereof, there are not outstanding any equity interests of Parent or securities convertible or exchangeable for equity interests of Parent, nor are there outstanding any rights or options to subscribe for or to purchase any equity interests of Parent or any securities convertible into or exchangeable for equity interests of Parent or any equity appreciation rights or phantom equity plans relating to Parent, except for the Parent Securities issued pursuant hereto and set forth on Schedule I hereto. All of the Parent Securities issued pursuant hereto have been validly issued, and are fully paid and nonassessable. Immediately following the consummation of the transactions contemplated hereby (and the subsequent contribution of the Contributed Securities by Parent to Topco), Parent will own 100% of the issued and outstanding equity of Topco, and Topco will own 100% of the issued and outstanding equity of Holding.

(c) Authorization. The execution, delivery and performance of this Agreement have been duly authorized by all necessary limited liability company action on the part of each of Parent, Topco and Holding.

(d) Conflicts. The execution, delivery and performance of this Agreement by each of Parent, Topco and Holding does not conflict with, violate or result in the breach of, or create any lien or encumbrance on the Parent Securities pursuant to any agreement, instrument, order, judgment, decree, law or governmental regulation to which any of them is a party or is subject or by which the Parent Securities are bound, except for federal and state securities laws.

5. Representations and Warranties of the Securityholders. As a material inducement to Parent to enter into this Agreement and to perform its obligations hereunder, each Securityholder hereby severally represents and warrants to Parent, Topco and Holding as of the date hereof as follows:

(a) Authorization. Such Securityholder possesses all requisite power and authority to carry out the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of such Securityholder.

(b) Conflicts. The execution, delivery and performance of this Agreement by such Securityholder does not and will not conflict with, violate or result in the breach of, or create any lien or encumbrance on the Contributed Securities or the Parent Securities pursuant to any agreement, instrument, order, judgment, decree, law or governmental regulation to which such Securityholder is a party or is subject or by which the Contributed Securities or the Parent Securities are bound, except for federal and state securities laws and except for any restrictions pursuant to the LLC Agreements of each of Parent and Holding (it being agreed that each of the parties hereto hereby waives any such restriction which would otherwise prohibit the transactions contemplated by this Agreement).

(c) Title to Securities; No Encumbrances. Such Securityholder owns the Contributed Securities listed on Schedule I opposite the name of such Securityholder, free and clear of any and all liens, options, rights of first refusal, co-sale rights, security interests and other encumbrances other than (i) those set forth in the Holding LLC Agreement, (ii) in the case of the Weiss Group, those set forth in the Executive Unit Purchase Agreement and (iii) in the case of Weiss, those set forth in the Pledge Agreement. No Securityholder is a party to any contract or arrangement restricting the transfer or otherwise relating to or affecting any of the Contributed Securities held by such Securityholder, and there are no voting trusts, proxies or other agreements or understandings with respect to the voting or transfer of such Contributed Securities, other than (i) the Holding LLC Agreement, (ii) in the case of the Weiss Group, the Executive Unit Purchase Agreement and (iii) in the case of Weiss, the Pledge Agreement. Such Securityholder does not own any equity interests in Holding other than the Contributed Securities listed on Schedule I opposite the name of such Securityholder.

(d) Investment. Such Securityholder hereby severally represents that such Securityholder is acquiring the Parent Securities hereunder for such Securityholder’s own account with the present intention of holding such securities for investment purposes and that such Securityholder has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws and is an “accredited” investor as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

6. Survival. All representations, warranties, covenants and agreements contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

7. Entire Agreement. This Agreement, which includes each schedule and exhibit attached hereto and the other documents, agreements and instruments executed and delivered pursuant to this Agreement, contains the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes and preempts all prior arrangements, agreements or understandings with respect thereto, whether written or oral.

8. Remedies. Each Securityholder acquiring Parent Securities hereunder will have all of the rights and remedies set forth in this Agreement and the Parent LLC Agreement, as amended or modified from time to time in accordance therewith, and all of the rights and remedies which such Securityholders have been granted at any time under any other contract, and all of the rights and remedies which such Securityholders have under applicable law. Any person or entity having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights granted by law.

9. Further Assurances. As and when requested by Parent, each Securityholder shall, without further consideration, execute and deliver all such instruments of conveyance and transfer and shall take such further actions as are necessary to confirm the transfer of the Contributed Securities to Parent. As and when requested by any Securityholder, Parent shall, without further consideration, execute and deliver all such instruments of conveyance and transfer and shall take such further actions as are necessary to confirm the issuance of the Parent Securities to such Securityholder.

10. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provision of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. Unless the context of this Agreement clearly requires otherwise, (a) “or” has the inclusive meaning frequently identified with the phrase “and/or,” (b) “including” has the inclusive meaning frequently identified with the phrase “but not limited to” or “without limitation” and (c) references “hereunder” or “herein” relate to this Agreement.

11. Notices. All notices or other communications which are required or permitted hereunder shall be made in accordance with Section 11.01 of the Parent LLC Agreement.

12. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns, and any such permitted assignment shall be subject to all obligations and liabilities of the assigning party.

13. Miscellaneous. This Agreement shall be subject to the Governing Law (Section 11.08), Jurisdiction (Section 11.09) and Waiver of Jury Trial (Section 11.10) provisions of the Parent LLC Agreement as if fully set forth in this Agreement.

14. Severability. If any term or provision of this Agreement shall, in any jurisdiction, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable such term or provision in any other jurisdiction, or affecting any other provision of this Agreement.

15. Waivers and Amendments. Any waiver of any term or condition of this Agreement, or any amendment or supplement to this Agreement, shall be effective only if in writing and signed by the parties hereto. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a party’s rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

16. Counterparts. This Agreement may be executed in multiple counterparts (including by means of electronic delivery or facsimile), each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Exchange Agreement as of the date first set forth above.

EXPRESS PARENT LLC

By:	/s/ Matthew Moellering
Name:	Matthew Moellering
Title:	Chief Financial Officer

EXPRESS TOPCO LLC

By:	/s/ Matthew Moellering
Name:	Matthew Moellering
Title:	Chief Financial Officer

EXPRESS INVESTMENT CORP.

By:	/s/ Joshua Olshansky
Name:	Joshua Olshansky
Title:	Vice President

LIMITED BRANDS STORE OPERATIONS, INC.

By:	/s/ Timothy J. Faber
Name:
Title:

EXP INVESTMENTS, INC.

By:	/s/ Timothy J. Faber
Name:
Title:

EXPRESS MANAGEMENT INVESTORS BLOCKER INC.

By:	/s/ Matthew Moellering
Name:	Matthew Moellering
Title:	Treasurer

WEISS FAMILY 2008 IRREVOCABLE TRUST ALPHA UNDER AGREEMENT WITH MICHAEL A. WEISS, AS GRANTOR, DATED MARCH 13, 2008

By:	/s/ Robert M. Clark
Its: Senior Trust Officer

WEISS FAMILY 2008 IRREVOCABLE TRUST BETA UNDER AGREEMENT WITH MICHAEL A. WEISS, AS GRANTOR, DATED MARCH 13, 2008

By:	/s/ Robert M. Clark
Its: Senior Trust Officer

WEISS DESCENDANTS 2008 IRREVOCABLE TRUST UNDER AGREEMENT WITH MICHAEL A. WEISS, AS GRANTOR, DATED MARCH 13, 2008

By:	/s/ Robert M. Clark
Its: Senior Trust Officer

/s/ Michael A. Weiss
MICHAEL A. WEISS

/s/ Arlene Weiss
ARLENE WEISS

EXPRESS HOLDING, LLC

By:	/s/ Matthew Moellering
Name:	Matthew Moellering
Title:	Chief Financial Officer